EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 19, 2010, relating to the financial statements and financial highlights which appears in the August 31, 2010 Annual Report to Shareholders of Delaware Tax-Free USA Fund and Delaware Tax-Free USA Intermediate Fund (constituting Delaware Group Tax-Free Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 23, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 41 to File No. 002-86606; Amendment No. 41 to File No. 811-03850) of Delaware Group Tax-Free Funds, and the caption “Other Information” in the August 31, 2010 Annual Reports of Delaware Tax-Free USA Fund and Delaware Tax-Free USA Intermediate Fund incorporated by reference in this Registration Statement.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 23, 2010